Filed with the Securities and Exchange Commission on May 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMS Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1335689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

83 Wooster Heights Road

Danbury, CT 06810

(203) 448-4600

(Address, including zip code, and telephone number, including area code of principal executive offices)

Ari Bousbib

Chairman, Chief Executive Officer & President

83 Wooster Heights Road

Danbury, CT 06810

(203) 448-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Patrick O’Brien

Marko S. Zatylny

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Telephone (617) 951-7000

Fax (617) 951-7050

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share

(1)	An indeterminate aggregate amount and initial offering price of common stock is being registered hereunder, as may from time to time be offered, at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

IMS Health Holdings, Inc.

Common stock

The selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time, in one or more offerings, in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The identity of, and specific information required with respect to, the selling stockholders, and the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The New York Stock Exchange under the symbol “IMS.” On May 1, 2015, the last sale price of our common stock as reported on The New York Stock Exchange was $27.79 per share.

Investing in our common stock involves substantial risk. Please read “Risk factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 4, 2015.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectuses. We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

About this prospectus

Unless the context requires otherwise, references in this prospectus to the “Company,” “IMS,” “we,” “us” and “our” refer to IMS Health Holdings, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time the selling stockholders sell shares of common stock under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts and prices of the shares of common stock offered and information about the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before making your investment decision, you should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where you can find more information.”

Risk factors

Investing in our common stock involves a high degree of risk. See “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Cautionary note regarding forward-looking statements

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, among others, statements we make regarding:

•	plans for future growth and other business development activities, including acquisitions;

•	plans for capital expenditures;

•	expectations for market and industry growth;

•	financing sources;

•	share repurchases and dividends;

•	the effects of regulation and competition;

•	foreign currency conversion; and

•	all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our data suppliers might restrict our use of or refuse to license data, which could lead to our inability to provide certain offerings;

•	failure to meet productivity objectives under our internal business transformation initiatives could adversely impact our competitiveness and our ability to meet our growth objectives;

•	we may be unsuccessful at investing in growth opportunities;

•	we may not close announced acquisitions in the indicated timeframes or at all, and may not successfully integrate our acquisition targets or for other reasons may not achieve expected benefits of our acquisition transactions;

•	data protection and privacy laws may restrict our current and future activities;

•	breaches or misuse of our or our outsourcing partners’ security or communication systems could expose us, our clients, our data suppliers or others to risk of loss;

•	hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements may adversely impact us;

•	consolidation in the industries in which our clients operate may reduce the volume of offerings purchased by consolidated clients following an acquisition or merger;

•	our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; and

•	the other factors included or incorporated by reference in this prospectus or the accompanying prospectus supplement, including those set forth in our Annual Report on Form 10-K and other public filings with the SEC.

We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

Use of proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Description of capital stock

General

The total amount of our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of undesignated preferred stock. As of April 30, 2015, we had outstanding 338,439,382 shares of common stock held by 50 record holders and no shares of preferred stock, and we had outstanding options to purchase 13,868,280 shares of common stock at a weighted average exercise price of $9.09 per share and 2,021,892 restricted stock units.

The following summary describes material provisions of our capital stock. We urge you to read our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.

Common stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock will be entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may determine from time to time.

Voting rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights.

Preemptive rights. Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion or redemption rights. Our common stock is neither convertible nor redeemable.

Liquidation rights. Upon our liquidation, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock. Upon consummation of this offering, there will be no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Anti-takeover effects of our certificate of incorporation and bylaws

Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.

These provisions include:

•	Classified board. Our certificate of incorporation provides that our board of directors is divided into three classes of directors. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. Our board of directors currently has eight members.

•	Requirements for removal of directors. Until the date on which affiliates of TPG Global, LLC, Canada Pension Plan Investment Board and Leonard Green & Partners, L.P. (collectively, the “Sponsors”) no longer own a majority of our common stock (the “Trigger Date”), any director of the Company may be removed with or without cause by holders of a majority of our outstanding shares of common stock. Following the Trigger Date, directors may only be removed for cause by the affirmative vote of the holders of at least 75% of the voting power of our outstanding shares of capital stock.

•	Advance notice procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

•	Actions by written consent; special meetings of stockholders. Our certificate of incorporation provides that, following the Trigger Date, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation also provides that, except as otherwise require by law, special meetings of the stockholders can only be called by or at the direction of the chairman or vice-chairman of the board, the chief executive officer, a majority of the board of directors, or, until the Trigger Date, by the secretary at the request of the holders of 50% or more of our outstanding shares.

•	Supermajority approval requirements. The Delaware General Corporation Law (the “DGCL”) generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either the corporation’s certificate of incorporation or bylaws provide otherwise. Until the Trigger Date, any amendment to our certificate of incorporation or shareholder amendment to our bylaws will require majority shareholder approval, provided that such majority must include at least 65% of the shares then held by the Sponsors. Following the Trigger Date, certain amendments to our certificate of incorporation and shareholder amendments to our bylaws will require a 75% shareholder vote.

•	Authorized but unissued shares. Our authorized but unissued shares of preferred stock are available for future issuance without stockholder approval. The existence of authorized but unissued shares of preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

•

Business combinations with interested stockholders. We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Nevertheless, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that the Sponsors and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Exclusive jurisdiction of certain actions

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions, may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Corporate opportunities

Our certificate of incorporation provides that we renounce any interest or expectancy in the business opportunities of the Sponsors and of their affiliates, subsidiaries, officers, directors, agents, stockholders, members, managers, employees, partners, and principals, including any of the foregoing who serves as a director or officer of our company, and each such party shall not have, to the fullest extent permitted by applicable law, any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer.

Limitations on liability and indemnification of directors and officers

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we may indemnify them. Our amended and restated stockholders’ agreement requires us to enter into indemnification agreements with directors who serve as representatives of the Sponsors, and have entered into customary indemnification agreements with each of our directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf. We also maintain officers’ and directors’ liability insurance that insures against liabilities that our officers and directors may incur in such capacities.

Transfer agent and registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219. Its telephone number is (718) 921-8200.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “IMS.”

Plan of distribution

The selling stockholders may sell securities in any of the ways described below or in any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities by the selling stockholders may be effected from time to time in one or more transactions, through underwritten public offerings, privately negotiated transactions, block trades, purchases by a broker-dealer as principal, ordinary brokerage transactions, sales “at the market” to or through one or more market makers or into an existing trading market, exchange or otherwise, direct sales to purchasers, or any combination of the above, in each case:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities, the proceeds to the selling stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any delayed delivery arrangements; and

•	information about the selling stockholders, including the relationship between the selling stockholders and us.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

The selling stockholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use underwriters or such other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The New York Stock Exchange. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Legal matters

The validity of the issuance of the shares of common stock to be sold in this offering will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and some of its attorneys are limited partners of RGIP, LP, which is an investor in certain investment funds affiliated with TPG Global, LLC. RGIP, LP indirectly owns less than 1% of our outstanding shares of common stock.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of IMS Health Holdings, Inc. for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements and financial statement schedules of the CRM and Strategic Data activities of Cegedim SA for the three years in the period ended December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Mazars, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 13, 2015 (File No. 001-36381);

•	Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 3, 2015 (File No. 001-36381), that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 13, 2015;

•	Our Current Reports on Form 8-K, filed with the SEC on February 2, 2015, February 10, 2015, March 16, 2015, March 20, 2015, March 27, 2015, March 30, 2015, April 1, 2015 (as amended by the Current Report on Form 8-K/A, filed with the SEC on May 4, 2015) and April 27, 2015 (File No. 001-36381); and

•	The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on March 27, 2014 (File No. 001-36381), as supplemented by the “Description of capital stock” found on page 5 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary

IMS Health Holdings, Inc.

83 Wooster Heights Road

Danbury, CT 06810

(203) 448-4600

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.imshealth.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us, other than underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$	*
FINRA filing fee		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer Agent and Registrar fees		**
Miscellaneous		**

Total		$

* Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).

** An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

Section 145(a) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we may indemnify our directors and officers to the fullest extent permitted by law. Our certificate of incorporation also provides that the indemnification and advancement of expenses provided by, or granted pursuant to the certificate of incorporation, are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or otherwise. Section 145(f) of the DGCL further provides that a right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission which is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Our amended and restated stockholders’ agreement provides that we will enter into indemnification agreements with certain of our directors. We have entered into indemnification agreements with our directors, which generally provide for indemnification in connection with their service to us or on our behalf.

Underwriting agreements that we enter into from time to time may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We also maintain officers’ and directors’ liability insurance that insures against liabilities that our officers and directors may incur in such capacities. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

Also see “Item 17. Undertakings.”

Item 16.	Exhibits.

See Exhibit Index following the signature page.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on the 4th day of May, 2015.

IMS HEALTH HOLDINGS, INC.
(Registrant)

By:	/s/ Ari Bousbib
Name: Ari Bousbib
Title: Chairman, Chief Executive Officer & President

POWER OF ATTORNEY

We, the undersigned officers and directors of IMS Health Holdings, Inc., hereby severally constitute and appoint Ari Bousbib, Ronald E. Bruehlman and Harvey A. Ashman, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ari Bousbib Ari Bousbib	Chairman of the Board of Directors, Chief Executive Officer & President (Principal Executive Officer)	May 4, 2015

/s/ Ronald E. Bruehlman Ronald E. Bruehlman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 4, 2015

/s/ Harshan Bhangdia Harshan Bhangdia	Vice President and Controller (Principal Accounting Officer)	May 4, 2015

/s/ John G. Danhakl John G. Danhakl	Director	May 4, 2015

/s/ James A. Fasano James A. Fasano	Director	May 4, 2015

/s/ Karen L. Katen Karen L. Katen	Director	May 4, 2015

/s/ Ronald A. Rittenmeyer Ronald A. Rittenmeyer	Director	May 4, 2015

/s/ Sharad S. Mansukani Sharad S. Mansukani	Director	May 4, 2015

/s/ Todd B. Sisitsky Todd B. Sisitsky	Director	May 4, 2015

/s/ Bryan M. Taylor Bryan M. Taylor	Director	May 4, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation of IMS Health Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-36381, filed on April 9, 2014)

3.2	Amended and Restated Bylaws of IMS Health Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-36381, filed on April 9, 2014)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Mazars

23.4	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page)

* To be filed, if necessary, and incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.